As filed with the Securities and Exchange Commission on March 6, 2012

Registration No. 333- 111919

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTERLINE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	13-3949418
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Church Street

New York, NY 10007

(Address of Principal Executive Offices)

Robert L. Levy

President, Chief Financial Officer and Chief

Operating Officer

Centerline Holding Company

100 Church Street

New York, NY 10007

(212) 317-5700

(Name, Address, Including Zip Code, and Telephone

Number, Including Area Code, of Agent For Service)

With copies to: Michael L. Zuppone, Esq. Paul Hastings LLP 75 East 55th Street New York, NY 10022 Telephone: (212) 318-6000

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 is filed by Centerline Holding Company, formerly known as CharterMac (the “Company”), and amends the Company’s registration statement on Form S-3 (File No. 333-111919) initially filed with the Securities and Exchange Commission on January 14, 2004, as amended by Amendment No. 1 filed on January 26, 2004, further amended by Post-Effective Amendment No. 1 filed on May 24, 2005 and further amended by Post-Effective Amendment No. 2 filed on September 20, 2005 (as amended, the “Registration Statement”), which registered 16,071,785 common shares of beneficial interest, no par value, to be offered and sold from time to time by the holders thereof.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of post-effective amendment any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of March, 2012.

CENTERLINE HOLDING COMPANY

By:	/s/ Robert L. Levy
Name: Robert L. Levy Title: President, Chief Financial Officer and Chief Operating Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 promulgated under the Securities Act of 1933.